EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Magna Group of Companies Retirement Savings Plan

Aurora, Ontario, Canada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-128257) of Magna International Inc. of our report dated July 14, 2023, relating to the financial statements of The Magna Group of Companies Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Grand Rapids, Michigan

June 27, 2024